CONVERTIBLE SECURED PROMISSORY NOTE


$500,000                                                            July 1, 1996

         FOR VALUE RECEIVED, the undersigned SAGE RESOURCES, INC., a Colorado corporation ("Borrower"), hereby promises to pay to MAROON BELLS CAPITAL PARTNERS, INC. ("Holder"), or order, at 100 California Street, Suite 1400, San Francisco, California, 94111, or at such other place as Holder may designate in writing from time to time, the sum of $500,000, together with interest thereon from the date hereof, at the rate of ten percent (10%) per annum, calculated on the basis of a 360-day year and a 30-day month.

         Interest and principal under this Note shall be due and payable in full on the date of Closing contemplated by the proposed Stock Purchase Agreement between the Shareholders of COM TECH International Corporation and Borrower unless such Closing does not occur within thirty (30) days from the date hereof. If such Closing does not occur within such thirty (30) day time frame, the interest and principal under this Note shall be due and payable in full ninety
(90) days thereafter.

         From and after the date on which all sums owing on this Note become due and payable, by acceleration or otherwise, all sums owing on this Note shall bear interest, until all such sums are paid in full, at a default rate equal to twelve percent (12%) per annum (based on a 360-day year and charged on the basis of actual days elapsed). At such time as a judgment is obtained for any amounts owing under this Note or any document or instrument securing this Note, interest shall continue to accrue on the amount of the judgment until paid, at the rate of eighteen percent (18%) per annum.

         All payments shall be credited first toward interest then due and the remainder toward principal. This Note may be prepaid in full or in part at any time without penalty.

         This Note is secured by an Assignment, Pledge and Security Agreement of even date herewith between Borrower and Holder.

         If an Event of Default occurs under the Loan Agreement of even date between Holder and Borrower, incorporated herein by this reference, Holder shall be entitled to all remedies set forth in said Loan Agreement.

         If an attorney is engaged by Holder to enforce or construe any provision of this Note or as a consequence of any default, with or without the filing of any legal action or proceeding, then Borrower shall immediately pay, on demand, all attorneys' fees and all other costs incurred by Holder, together with interest thereon from the date of such demand until paid, at the default interest rate.

         No previous waiver and no failure or delay by Holder in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition thereunder or the obligations secured thereby.



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         Any  waiver of any term of this Note must be made with the  consent  of both Borrower and Holder and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

         Except as expressly provided herein, Borrower hereby waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to any collateral securing payment of this Note. The right of the undersigned to plead any and all statutes of limitation as a defense to any demand on this Note is expressly waived to the fullest extent permitted by law. Time is of the essence with respect to every provision hereof, except that Borrower expressly agrees that this Note or any payment hereunder may be extended from time to time at Holder's sole option.

         This Note has been executed and delivered in the State of Utah and shall be construed and enforced in accordance with the laws of the State of Utah and the United States of America. All persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court within the State of Utah and also consent to service of process by any means authorized by Utah or federal law.

         The obligations of Borrower under this Note shall be absolute, and Borrower waives any and all rights to offset, deduct or withhold any payments or charges due under this Note for any reason whatsoever.

         All terms and conditions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         If any provision of this Note is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Note. Holder and Borrower agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. If any holder of this Note shall collect moneys which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by applicable laws, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of other amounts payable hereunder.

         If the Closing contemplated by the proposed Stock Purchase Agreement between the Shareholders of COM TECH International Corporation and Borrower has occurred, upon demand by Holder, all of the unpaid principal and interest of this Note shall be converted into 250,000 shares of fully paid and nonassessable Common Stock of Borrower. Such shares will have one-time demand registration rights and piggy-back registration rights as set forth in the Registration Rights Agreement attached to the Loan Agreement. No fractional shares will be issued upon

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 56257.2

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conversion of this Note.  The  conversion of this Note, and number of securities issuable upon conversion of this Note, shall be subject to the following:

         1. ADJUSTMENT PROVISIONS. In case Borrower shall (a) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (d) issue by reclassification of its shares of Common Stock other securities of Borrower (including any such reclassification in connection with a consolidation or merger in which Borrower is the continuing corporation), then the number of shares of Common Stock issuable upon conversion of this Note immediately prior thereto shall be adjusted so that the holder of this Note shall be entitled to receive the kind and number of shares of Common Stock of Borrower which it would have owned or have been entitled to receive after the happening of any of the events described above, had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

         2. NOTICE. Whenever the number of shares of Common Stock issuable upon the conversion of this Note is adjusted, the Borrower shall promptly mail by first class mail, postage prepaid, to each holder, notice of such adjustment or adjustments.
         3.       AVAILABILITY OF STOCK ISSUABLE UPON CONVERSION.
Borrower shall at all times keep available such amount of shares of common stock as shall from time to time be sufficient to effect the conversion of this Note as provided above.

         Upon conversion of part or all of this Note as provided above, the respective unpaid principal amount hereof shall be deemed paid, as if such amount were prepaid hereunder.


                                      - 3 -

 56257.2

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                                        SAGE RESOURCES, INC.



                                        By: __________________________________
                                        Its: __________________________________


                                      - 4 -

 56257.2

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